                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                       ANTHONY & SYLVAN POOLS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                PROXY STATEMENT

                                 MARCH 29, 2002

                              GENERAL INFORMATION

This proxy statement is furnished to shareholders of Anthony & Sylvan Pools Corporation (the "Company") on its behalf, by its Board of Directors, in connection with its Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 1, 2002 at the Company's corporate offices at 6690 Beta Drive, Suite 300, Mayfield Village, Ohio, at 10:00 a.m. EDT, or any adjournments thereof, to elect four directors. This proxy statement was first mailed on March 29, 2002 to shareholders of record on March 20, 2002.

On March 20, 2002, there were 4,746,211 common shares outstanding. Each shareholder of record as of that date is entitled to notice of the meeting and to cast one vote per share held on all matters to come before the Annual Meeting. The holders of a majority of the votes entitled to be cast present in person or by proxy shall constitute a quorum for the purposes of the Annual Meeting.

A form of proxy accompanies this statement which shareholders are urged to fill in and return. The persons appointed by validly executed proxies will vote the shares covered thereby according to the instructions endorsed thereon. Shares covered by signed proxies otherwise unmarked or on which contradictory or unclear instructions are given will be voted in accordance with the best judgment of the persons appointed thereon.

The appointment of a proxy may be revoked at any time by providing notice to the Company prior to the Annual Meeting or by appearing at the Annual Meeting to vote in person.

                      NOMINATION AND ELECTION OF DIRECTORS

The number of directors of the Company is currently set at four. All directors are to be elected at the Annual Meeting with their terms expiring with the Company's annual meeting of shareholders to be held in 2003.

The Board of Directors has nominated Stuart D. Neidus, Mary Ann Jorgenson, Thomas B. Waldin and Roger D. Blackwell to succeed themselves as incumbents. They have all agreed to serve if elected.

The Regulations of the Company provide for the nomination of directors by shareholders pursuant to a notice satisfying specified requirements, timely given to the Secretary of the Company. No such notice has been received as of the date hereof. The Company's Executive Committee will also consider recommendations by shareholders for nomination as directors. Directors are elected by a plurality of the votes represented at the meeting, either in person or by proxy, and entitled to vote.

A brief biography of each of the nominees including their principal occupations, ages at the date of this statement, a brief account of their business experience, and the identity of certain companies of which they are or were directors or with which they are or were associated appear in the following section. Their beneficial ownership of common shares of the Company is contained in the section headed "Beneficial Ownership of Shares."

                             NOMINEES AND DIRECTORS

                                STUART D. NEIDUS
                                     AGE 51

Mr. Neidus has served as Chairperson of the Board of Directors and Chief Executive Officer of the Company since September 1998. He is also a director of PVF Capital Corp., a Federally insured savings bank. Mr. Neidus served as Chief Financial Officer of the Company from September 1998 through April 1999. He also served as Executive Vice President and Chief Financial Officer of Essef Corporation (the former indirect parent of the Company) from September 1996 to August 1999. Prior to that, from 1992 to 1996, Mr. Neidus served with Premier Farnell plc, successor to Premier Industrial Corporation, most recently as Executive Vice President. Prior to joining Premier Farnell plc, Mr. Neidus spent 19 years as an independent public accountant with KPMG LLP, including eight years as a partner.

Mr. Neidus has served as a director since May 1997 and is a member of the Executive Committee.

                               MARY ANN JORGENSON
                                     AGE 61

Ms. Jorgenson is a partner and a member of the Management Committee in the law firm of Squire, Sanders & Dempsey L.L.P. and has been associated with that firm since 1975. She is a director of the general partner of Cedar Fair, L.P., the owner of five regional amusement parks. She is also a director of Women's Golf Unlimited, Inc., a manufacturer and distributor of golf clubs and bags, and a director of Continental Business Enterprises, Inc., an Ohio-based metal stamping company.

Ms. Jorgenson served as Secretary of the Company from May of 1997 to September of 1999 and has been a director since September 1998. She is Chairperson of the Compensation Committee and a member of the Audit and Executive Committees.

                                THOMAS B. WALDIN
                                     AGE 59

Mr. Waldin was the President and Chief Executive Officer of Essef Corporation from 1990 to August 1999. Since 1977 he has been active as an investor in and a director of a number of small businesses. He retired in 1987 as Chief Operating Officer of USG Interiors, Inc. and Chief Executive Officer of Donn, Inc. The former is a unit of

USG Corporation, a worldwide manufacturer and distributor of building products, created in connection with the acquisition of Donn, Inc. in 1986.

Mr. Waldin has served as a director since May 1997 and was Chairperson of the Board of Directors from May 1997 until September 1998. He is Chairperson of the Executive Committee and the Audit Committee and a member of the Compensation Committee.

                               ROGER D. BLACKWELL
                                     AGE 61

Mr. Blackwell is Professor of Marketing at The Ohio State University Fisher College of Business and is also President and Chief Executive Officer of Roger
D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Mr. Blackwell is a director of Airnet Systems, Inc., Applied Industrial Technologies, Inc., Bank Stock Group, The Flex-Funds, Max & Erma's Restaurants, Inc., Intimate Brands, Inc. and Frontstep, Inc.

Mr. Blackwell has served as director since November 1999 and is a member of both the Audit Committee and Compensation Committee.

                    DIRECTORS' COMMITTEES, MEETINGS AND FEES

At its meeting following the Annual Meeting of Shareholders, the Board of Directors will appoint from among its membership an Audit Committee, a Compensation Committee and an Executive Committee, which will serve until the next annual meeting.

THE AUDIT COMMITTEE consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Mr. Waldin, Chairperson, Mr. Blackwell and Ms. Jorgenson. The Audit Committee receives the report of the Company's independent auditors, oversees the preparation of the Company's financial statements and assesses the adequacy of the Company's system of internal accounting controls, establishing policies and guidelines in respect thereto. The Audit Committee met four times in 2001.

THE COMPENSATION COMMITTEE consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Ms. Jorgenson, Chairperson, Mr. Blackwell and Mr. Waldin. The Compensation Committee has authority to recommend, approve and, relating to specific mandate from the Board of Directors, implement its recommendations on all matters relating to direct and indirect compensation of officers and employees of the Company and its subsidiaries. The Compensation Committee met twice in 2001.

THE EXECUTIVE COMMITTEE consists of three directors, one of whom, Mr. Neidus, is an officer of the Company. The committee consists of Mr. Waldin, Chairperson, Mr. Neidus and Ms. Jorgenson. The Executive Committee is empowered to exercise all authority of the Board of Directors between meetings of that body, subject to report, with the exception of the declaration of dividends, appointment or election of officers and determination of their compensation, and the filling of vacancies on the Board or any Committee. The Executive Committee did not meet in 2001.

THE BOARD OF DIRECTORS of the Company and its three committees held a total of twelve meetings during 2001 of which six were meetings of the Board of Directors. All of the directors attended five of the meetings of the Board of Directors and all of the committees of which they were members.

Employee directors receive no compensation for their services as directors. Non-employee directors each receive: (i) 2,000 nonqualified options to purchase Company shares on the date the person first becomes a director; (ii) 1,000 nonqualified options to purchase Company shares at each annual meeting of shareholders; and (iii) $25,000 per year in Company shares, credited at the end of each month, in the form of deferred compensation.

                             EXECUTIVE COMPENSATION

The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended December 31, 2001, 2000 and 1999, respectively, for the named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                        -----------------------------------   ----------------------
                                                                 OTHER
                                        SALARY     BONUS    COMPENSATION(2)
NAME AND PRINCIPAL POSITION      YEAR     ($)       ($)           ($)                OPTIONS
---------------------------      ----   -------   -------   ---------------   ----------------------
Stuart D. Neidus,                2001   245,000        --       22,518                    --
  Chairman & Chief               2000   229,000   201,990       22,023                    --
  Executive Officer              1999(1) 176,792   32,503       12,408               149,495
Howard P. Wertman,               2001   182,000        --       13,389                    --
  President                      2000   175,000   128,632       11,466                    --
                                 1999   175,000        --        8,940                74,253
William J. Evanson,              2001   155,300        --       18,542                    --
  Executive Vice President       2000   115,385    92,736        9,530                62,553
  & Chief Financial Officer
Richard M. Kelso,                2001   142,500        --       13,318                    --
  Executive Vice President       2000   137,500   100,701        8,894                    --
  & Chief Operating Officer      1999   137,500        --        6,372                60,277
Martin J. Degnan,                2001   140,400        --        9,104                    --
  Vice President, Secretary      2000   135,000    99,231        8,179                    --
  & General Counsel              1999    20,769        --        1,275                34,696

---------------

(1) Includes an allocation of 60% of the amount earned by Mr. Neidus in his capacity as an officer of Essef Corporation prior to the split-off from the Company's former parent on August 10, 1999 and the full amount earned in his capacity as Chairman and Chief Executive Officer of the Company since that date.

(2) Includes for each named executive officer, a motor vehicle allowance, life insurance premiums and matching contributions to either the Essef or Anthony & Sylvan 401(k) retirement plan.

                                 OPTION GRANTS

No stock options were granted to the Company's named executive officers during the fiscal year ended December 31, 2001.

The following table shows information relating to aggregate stock option exercises during 2001 and year-end stock option values for each of the named executive officers:

                                                          NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                               OPTIONS AT                  OPTIONS AT
                             SHARES ACQUIRED   VALUE        DECEMBER 31, 2001         DECEMBER 31, 2001 ($)
NAME                           ON EXERCISE    REALIZED  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                         ---------------  --------  -------------------------   -------------------------
Stuart D. Neidus,                  --            --         165,120 / 106,169           795,549 / 64,295
  Chairman & Chief
  Executive Officer
Howard P. Wertman,                 --            --          23,112 /  51,141            62,402 / 49,135
  President
William J. Evanson,                --            --          19,530 /  43,023            28,026 / 42,042
  Executive Vice President
  & Chief Financial Officer
Richard M. Kelso,                  --            --          18,620 /  41,657            25,569 / 38,354
  Executive Vice President
  & Chief Operating Officer
Martin J. Degnan,                  --            --           9,486 /  25,210             5,848 /  8,770
  Vice President, Secretary
  & General Counsel

                             EMPLOYMENT AGREEMENTS

The Company currently has employment agreements with four of its named executive officers: Messrs. Neidus, Wertman, Evanson and Kelso.

The term of each Agreement extends through December 31, 2002, and may be further extended or terminated according to its terms. As compensation for his service as Chief Executive Officer of the Company, Mr. Neidus will receive an annual base salary of at least $229,000 and performance-based bonuses targeted at at least 60% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Neidus received options to purchase common shares which, when adjusted for stock dividends, equal 109,807, at an exercise price equal to $10.93 per share exercisable 25% per year following the second anniversary of the split-off from Essef Corporation. As compensation for his service as President, Mr. Wertman will receive an annual base salary of at least $175,000 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Wertman received options to purchase common shares which, when adjusted for stock dividends, equal 43,923, at an exercise price equal to $10.93 per share exercisable 25% per year following the second anniversary of the split-off.

As compensation for his services as Executive Vice President, Mr. Evanson will receive an annual base salary of at least $150,000 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the commencement of his employment, Mr. Evanson received options to purchase common shares which, when adjusted for stock dividends, equal 36,602 at an exercise price equal to $10.93 per share exercisable 25% per year following the second anniversary of the split-off from Essef Corporation. As compensation for his services as Executive Vice President, Mr. Kelso will receive an annual base salary of at least $137,500 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Kelso received options to purchase common shares which, when adjusted for stock dividends, equal 36,602 at an exercise price equal to $10.93 per share exercisable 25% per year following the second anniversary of the split-off.

If any of Messrs. Neidus, Wertman, Evanson or Kelso is terminated by the Company without cause, he will be entitled to receive salary for a period of one year, along with the pro rata portion of any bonus payable for such fiscal year. Messrs. Wertman, Evanson and Kelso also would receive the right to exercise, for three months, any options to acquire Company shares granted to them that are exercisable. Mr. Neidus will be entitled to exercise, for one year, any options to acquire Company shares granted to him whether or not otherwise exercisable. Mr. Neidus will be deemed to have been terminated without cause if, among other things, the Company at any time materially changes his duties and responsibilities without his consent.

Upon a change in control of the Company, Mr. Neidus shall have the right to terminate his employment with the Company and receive the same rights and benefits to which he would be entitled upon his termination without cause.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee establishes compensation for the executive officers of the Company and its subsidiaries. In discharging its function, the Committee seeks to harmonize three objectives. First, compensation levels are designed to be sufficiently competitive to attract and retain highly qualified management personnel. Second, recognition is given to the achievement of annual financial, operational and strategic objectives. Finally, it is the Company's objective to continue to align pay and performance for the Company's executives with the longer-term goal of enhancing shareholder value. To implement these objectives, the compensation program for executive officers consists of base salary, annual cash incentives, and the long-term compensation plan.

Base salaries are determined in the first instance by the evaluation of the executive officer's responsibility and by comparison to similarly situated executives at other comparable firms to ensure that the Company's salaries are competitive.

Annual cash incentives are used to recognize the achievement of annual objectives in line with the Company's long-term goals. The annual objectives are based on specific and quantifiable financial and operational performance criteria, which are set at the beginning of each fiscal year by the Committee. Bonuses of executive officers are primarily based on earnings per share of the Company.

The Company's current long-term compensation plan is made up of the Executive and Director Leveraged Stock Purchase Plan and the 2001 Long-Term Incentive Plan. Under the Stock Purchase Plan, eligible executives purchased shares of Company common stock for up to two times their base compensation while non-employee Directors purchased shares for up to four times their annual retainer. The participants' shares were then purchased at fair market value on the Acceptance Date. At the option of each participant these purchases were financed through external borrowings guaranteed by the Company and secured by the stock. For every share of common stock purchased under the Plan, participants received .40 of a stock option grant issued at the fair market value of the common stock at the Acceptance Date that vests over periods ranging from two to five years. All of the eligible participants purchased shares in the program. At December 31, 2001 the Company has guaranteed total borrowings of $3,127,000 under the Plan.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

For 2001, Mr. Neidus's compensation package was based on a review of his compensation package in connection with his employment agreement. The Committee determined then that his total cash compensation should be at the 75th percentile for compensation received by chief executive officers of similarly situated companies.

Mr. Neidus's total cash compensation for 2001 consisted of annual base salary of $245,000. No bonus was paid for the year.

                                          THE COMPENSATION COMMITTEE
                                          Mary Ann Jorgenson, Chairperson
                                          Roger D. Blackwell
                                          Thomas B. Waldin

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee, on behalf of the Board of Directors, has oversight responsibility with respect to the Company's financial audit and reporting process and its system of internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment of the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosure required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee has made a recommendation to the Board of Directors, which the Board has approved, that the audited financial statements be included in the Annual Report on the Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Committee and the Board have approved the selection of KPMG LLP as the Company's independent auditors for 2002. The Committee has approved and recommended to the Board, and the Board has adopted, an Audit Committee Charter.

                                          THE AUDIT COMMITTEE
                                          Thomas B. Waldin, Chairperson
                                          Roger D. Blackwell
                                          Mary Ann Jorgenson

                               PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in cumulative shareholder return with the cumulative total return of the Standard & Poors Smallcap 600 and the NASDAQ Stock Market (U.S. Companies) Composite Index since August 11, 1999, the first date on which the Company's shares were publicly traded:

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                   [GRAPH]

                                     LEGEND

          INDEX DESCRIPTION            8/11/99    12/31/99    12/31/00    12/31/01
          -----------------            -------    --------    --------    --------
Anthony & Sylvan Pools Corporation      100.0      115.6        168.9       179.4
S&P SmallCap 600                        100.0      111.9        125.2       133.3
CRSP Index for NASDAQ Stock Market
  (U.S. Companies)                      100.0      144.1         86.7        68.5

Notes:

A. Data complete through last fiscal year.

B. Graph with peer group uses peer group only performance (excludes the Company).

C. Peer group indices use beginning of period market capitalization weighting.

                         BENEFICIAL OWNERSHIP OF SHARES

The following tables display, as of March 20, 2002, the name and address of each person who is known to the Company to own beneficially more than 5% of the Company's common shares as well as the number of Common Shares beneficially owned by each director and named executive officer, and the directors and named executive officers of the Company as a group.

FIVE PERCENT BENEFICIAL OWNERSHIP

                                                                 COMMON SHARES
                                                              BENEFICIALLY OWNED
                                                              -------------------
NAME                                                           NUMBER    PERCENT
----                                                          --------   --------
Thomas B. Waldin(1)                                           456,016      9.8
6690 Beta Drive, Suite 300
Mayfield Village, Ohio 44143
Stuart D. Neidus(2)                                           436,900      8.9
6690 Beta Drive, Suite 300
Mayfield Village, Ohio 44143
Ralph T. King(3)                                              337,169      7.1
30050 Chagrin Boulevard, Suite 150
Pepper Pike, Ohio 44124
Steven T. Newby(4)                                            259,842      5.5
555 Quince Orchard Road, Suite 606
Gaithersburg, Maryland 20878

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                 COMMON SHARES
                                                              BENEFICIALLY OWNED
                                                              -------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   -------
Thomas B. Waldin(1)                                             456,016     9.8
Mary Ann Jorgenson(5)                                            42,410     0.9
Roger D. Blackwell(6)                                            41,744     0.9
Stuart D. Neidus(2)                                             436,900     8.9
Howard P. Wertman(7)                                            102,000     2.1
William J. Evanson(8)                                            89,761     1.9
Richard M. Kelso(9)                                              73,784     1.6
Martin J. Degnan(10)                                             21,533     0.5
All directors and officers as a group (15 persons)(11)        1,651,535    33.1

---------------

 (1) Thomas B. Waldin is a beneficial owner of: (a) 456,016 shares owned directly by him (10,853 shares consist of options to purchase which are exercisable within 60 days of December 31, 2001) and (b) 957,074 shares held in a Deferred Compensation Plan Trust over which he has no voting or dispositive power. If the trust shares were added to the calculation, he would have beneficial ownership of 30% of the Company's shares.

 (2) Stuart D. Neidus is the beneficial owner of 436,900 shares owned directly by him (137,669 shares consist of options to purchase which are exercisable within 60 days of December 31, 2001).

 (3) Includes 326,277 shares in the Ralph T. King Revocable Trust, over which Mr. King has voting and dispositive power; and 10,892 shares, held by a foundation of which he is a trustee with shared voting and dispositive power.

 (4) Based on Schedule 13-G filed with the Securities and Exchange Commission as of December 31, 2001.

 (5) Mary Ann Jorgenson is the beneficial owner of: (a) 52,604 shares owned directly by her (6,140 shares consist of options to purchase which are exercisable within 60 days of December 31, 2001) and (b) 10,194 shares held in a Deferred Compensation Plan Trust over which she has no voting or dispositive power.

 (6) Roger D. Blackwell is the beneficial owner of: (a) 41,744 shares owned directly by him (6,140 shares consist of options to purchase which are exercisable within 60 days of December 31, 2001) and (b) 8,957 shares held in a Deferred Compensation Plan Trust over which he has no voting or dispositive power.

 (7) Howard P. Wertman is the beneficial owner of 102,000 shares owned directly by him (12,132 shares consist of options to purchase which are exercisable within 60 days of December 31, 2001).

 (8) William J. Evanson is the beneficial owner of 89,761 shares owned directly by him (10,380 shares consist of options to purchase which are exercisable within 60 days of December 31, 2001).

 (9) Richard M. Kelso is the beneficial owner of 73,784 shares owned directly by him (9,470 shares consist of options to purchase which are exercisable within 60 days of December 31, 2001).

(10) Martin J. Degnan is the beneficial owner of 21,533 shares owned directly by him (2,166 shares consist of options to purchase which are exercisable within 60 days of December 31, 2001).

(11) Includes 238,210 options to purchase, which are exercisable by directors and officers within 60 days of December 31, 2001. In addition, Messrs. Blackwell and Waldin and Ms. Jorgenson are the beneficial owners of 976,225 shares held by a Deferred Compensation Plan Trust over which they have no voting or dispositive power.

                              CERTAIN TRANSACTIONS

Ms. Mary Ann Jorgenson, a current Director and nominee for Director for an additional term, is a member of the law firm of Squire, Sanders & Dempsey, L.L.P. The Company retained the services of this firm during the past fiscal year, and proposes retaining its services during the current fiscal year.

A subcontracting firm owned by Mr. Howard P Wertman, III, son of the Company's President, was retained in 2001 and was paid $168,516 for services it provided during that year. Mr. Ernest Girod, the brother-in-law of the Company's President, was employed as a commissioned salesperson in 2001 and received $60,720 for his services during that year. The Company believes that these transactions were conducted on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP acted as independent auditors of the Company for the fiscal year ended December 31, 2001 and for the second, third and fourth quarters thereof. Their representatives will be present at the meeting and will be given an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions. Deloitte & Touche LLP acted as independent auditors of the Company for the first quarter of the fiscal year ended December 31, 2001.

Effective June 4, 2001, Deloitte & Touche LLP was dismissed as the Company's independent auditors and KPMG LLP was retained. The Board of Directors and Audit Committee participated in and approved this decision. The reports of Deloitte & Touche LLP on the Company's financial statements for the fiscal years ending December 31, 2000 and December 31, 1999 contained neither an adverse opinion nor a disclaimer of opinion. Likewise, the opinions were neither qualified nor modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with Deloitte & Touche LLP regarding the two fiscal years ending December 31, 2000 and December 31, 1999, except for a disagreement in March 2001 related to accounting for the Company's Executive and Director Leveraged Stock Purchase Plan (the "Plan"). The Plan was adopted in the fall of 1999, at which time it was believed that the Plan's design did not require variable accounting treatment. The Board of Directors and Audit Committee discussed the subject matter of the disagreement with Deloitte & Touche. The Company restated its previously issued results for 2000 to address the matter and reflect variable accounting for the Plan. As a result, Deloitte & Touche LLP indicated that this disagreement was satisfactorily resolved.

The Company did not consult KPMG LLP regarding the matters described in Item 304(a)(2)(i) or (ii) of Securities and Exchange Commission Regulation S-K during the fiscal years ending December 31, 1999 and December 31, 2000 or during the interim period prior to engaging KPMG LLP.

AUDIT FEES

The aggregate fees billed by the firm of KPMG LLP for audit of the Company's annual financial statements, and for the review of the financial statements included in the Company's Second and Third Quarterly Reports on Form 10-Q, for the fiscal year ended December 31, 2001 were $81,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

KPMG LLP did not bill for or provide any financial information systems design and implementation services.

ALL OTHER FEES

The aggregate fees billed by KPMG LLP for services rendered to the Company, other than described above under "Audit Fees", for the fiscal year ended December 31, 2001 were $170,150. The services provided were related to tax compliance and planning. The Audit Committee considered whether provision of these services was compatible with maintaining KPMG LLP's independence.

                             SHAREHOLDER PROPOSALS

Proposals of shareholders for the fiscal 2002 Annual Meeting of Shareholders to be held in May, 2003 must be received by the Secretary of the Company no later than November 29, 2002 to be included in the proxy statement and form of proxy for that meeting.

                             SOLICITATION EXPENSES

The Company will bear the costs of proxy solicitation including the preparation and mailing of this statement and accompanying material. Proxies will be solicited principally by mail, by employees and agents of the Company and its subsidiaries. No employee of the Company who assists in the solicitation will be paid for doing so beyond his regular compensation.

The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of proxy solicitation materials to the beneficial owners of the shares held by them and, upon request, will reimburse them for the reasonable expenses incurred in forwarding the material to their principals and processing responses.

                    VOTE TABULATION POLICIES AND PROCEDURES

Shares voted by proxy on the form provided by management with this statement will be tabulated according to the tenor thereof. Shares voted by omnibus proxy or other proxy forms by brokers, nominees or agents will be tabulated according to instructions and limitations accompanying the form of proxy. All shares for which valid proxies are returned will be counted as present at the meeting for determination of a quorum (a majority of shares entitled to vote at the Annual Meeting), but the votes of shares represented by omnibus or similar proxy will be tabulated only to the extent the vote is specifically instructed.

                                          By Order of the Board of Directors
                                          Martin J. Degnan, Secretary

March 29, 2002

                                  DETACH HERE
--------------------------------------------------------------------------------

                       ANTHONY & SYLVAN POOLS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Anthony & Sylvan Pools Corporation hereby appoints William Evanson and Richard Mills, the Proxies of the undersigned, to vote the shares of the undersigned at the 2002 Annual Meeting of Shareholders of the Company and any adjournment thereof upon the following:

        The Board of Directors recommends votes be cast FOR proposal 1.

(1) ELECTION OF DIRECTORS: Roger D. Blackwell, Mary Ann Jorgenson, Stuart D. Neidus and Thomas B. Waldin for terms expiring in 2003.

    [ ] FOR all nominees                      [ ] WITHHOLD AUTHORITY to vote
        (except as marked to the contrary)        for all nominees

            (INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                          INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                     (Continued, and to be signed on other side)

                                  DETACH HERE
--------------------------------------------------------------------------------

PROXY NO.                   (Continued from other side)                   SHARES

    IF THIS CARD IS RETURNED SIGNED, BUT WITH NO INSTRUCTIONS, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

                                                   Dated                  , 2002
                                                        ------------------

                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                     Signature if held jointly

                                                   NOTICE: When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give your
                                                   full title as such. A proxy
                                                   given by a corporation should
                                                   be signed in the corporate
                                                   name by the chairman of its
                                                   board of directors, its
                                                   president, vice president,
                                                   secretary, or treasurer.

                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY CARD PROMPTLY IN
                                              THE ENCLOSED ENVELOPE CARE OF:
                                              NATIONAL CITY BANK CORPORATE
                                              TRUST OPERATIONS, LOCATOR 5352,
                                              P.O. BOX 92301, CLEVELAND, OH
                                              44193-0900.